UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2010

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2328 West Joppa Road
Lutherville, Maryland		21093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           As disclosed in the Current Report on Form 8-K filed by Bay National Corporation (the “Company”) on April 9, 2010, on April 5, 2010, the Company received a notice from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the financial information included in the Company’s Form 10-K for the period ended December 31, 2009, the Company does not have stockholders’ equity of at least $2.5 million as required for continued listing and does meet the alternatives of market value of listed securities or net income from continuing operations.  Therefore, the Company no longer complies with NASDAQ Listing Rule 5550(b)(1) (the “Rule”).  The Rule requires a company with equity securities listed on the NASDAQ to either maintain a minimum stockholder’s equity of $2.5 million or have a market value of the listed securities of at least $35 million, or have at least $500,000 in net income from continuing operations.

Given the improbability that the Company could present a plan within the timeframe required and satisfactory to NASDAQ for regaining compliance under NASDAQ’s rules, the Company’s Board of Directors voted to voluntarily delist the Company’s common stock, $.01 par value per share, from the NASDAQ Capital Market pursuant to NASDAQ Rule 5840(j).  In connection therewith, the Company notified NASDAQ on May 26, 2010 of the Company’s intention to delist and file a Form 25, Notification of Removal from Listing and/or Registration with the Securities and Exchange Commission on or about June 7, 2010.  The Company anticipates that the Form 25 will become effective 10 days following its filing, or approximately June 17, 2010.

Accordingly, the Company anticipates that the last day of trading of its common stock on the NASDAQ Capital Market will be on or about June 4, 2010.  The Company anticipates that its common stock will be quoted on the OTC Bulletin Board and/or the Pink OTC Markets Inc., but cannot give assurance that its common stock will be available to be quoted on one or both markets before or after trading in the Company’s common stock on the NASDAQ Capital Market has ended.

A copy of the Company’s press release announcing its intention to delist from the NASDAQ Capital Market is attached as an exhibit hereto.

Cautionary Note Regarding Forward-Looking Statements

The statement herein with respect to the Company’s common stock being listed on the OTC Bulletin Board and/or the Pink OTC Markets Inc. constitutes a forward-looking statement as defined by Federal securities laws.  Such statement is only a prediction based on our current expectations about future events, and there are or may be important factors that could cause our actual results to be materially different from the future results expressed or implied by such forward-looking statement.  Potential risks and uncertainties include, but are not limited to, the need for a market maker to apply to have the common stock so quoted, further deterioration in real estate values and economic conditions generally, and changes in interest rates, deposit flows and loan demand, as well as changes in competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date made.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release Dated May 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                BAY NATIONAL CORPORATION

Date: May 26, 2010	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President and Chief Executive Officer